EXHIBIT 1


                       DIRECTORS AND EXECUTIVE OFFICERS OF
                   IDT INVESTMENTS INC. AS OF AUGUST 18, 2000

         The name, position, principal occupation and business address of each executive officer and director of IDT Investments is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with IDT Investments.


Name                 Position                     Principal Occupation         Business Address
----                 --------                     --------------------         ----------------

Howard Millendorf    President, Assistant         President, Assistant         c/o IDT Investments Inc.
                     Secretary and Director       Secretary and Director       2325B Renaissance Drive
                                                                               Las Vegas, Nevada 89119
Jonathan Levy        Secretary, Treasurer and     Secretary, Treasurer and     c/o IDT Investments Inc.
                     Director                     Director                     2325B Renaissance Drive
                                                                               Las Vegas, Nevada 89119